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                                                                    EXHIBIT 23.1
                                                                    ------------


                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------


TO THE BOARD OF DIRECTORS AND SHAREHOLDERS

MUTUAL RISK MANAGEMENT LTD.


          We consent to the reference to our Firm under the caption "Experts" in the Registration Statement on From S-3 dated September 28, 1998 of Mutual Risk Management Ltd., pertaining to the registration of 254,765 shares of its common stock, and to the incorporation by reference to our report dated February 17, 1998, with respect to the consolidated financial statements of Mutual Risk Management Ltd. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997.

                                   [GRAPHIC OMITTED]



                                        /s/ Ernst & Young


                                        _________________________________


Hamilton, Bermuda
September 28, 1998